UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2023

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EBET, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	001-40334	85-3201309
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, Las Vegas, NV 89169

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 411-2726

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	EBET	The NASDAQ Stock Market LLC

Item 8.01         Other Events.

On November 29, 2021, EBET, Inc. (the “Company”) issued 37,700 shares of its Series A Convertible Preferred Stock (the “Preferred Stock”) for a purchase price of $1,000.00 per share. As previously reported, pursuant to the terms of the Preferred Stock on July 31, 2023 the conversion price of the Preferred Stock was reduced from $0.71 per share to $0.086 per share. To date, the Company has received conversion notices with respect to 27,363 shares of Preferred Stock, resulting in the issuance of 274,968,568 shares of common stock, and 10,337 shares of Preferred Stock remain outstanding that are convertible into 147,867,809 shares of common stock. As of August 14, 2023, the Company has 300,183,243 shares of common stock outstanding.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBET, INC.

Date: August 14, 2023
By: /s/ Matthew Lourie
Matthew Lourie
Chief Financial Officer

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